Q&A's POSTED ON EL PASO'S STRAIGHT TALK INTRANET WEBSITE ON JUNE 12, 2003. The following Q&As were posted on El Paso's Straight Talk Intranet Website on June 12, 2003. Each Q&A contains a link to the legends, "CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS" and "ADDITIONAL IMPORTANT INFORMATION", as provided here.

JUNE 11, 2003
SHAREHOLDERS MEETING Q&As



ARE YOU PLANNING TO BROADCAST THE ANNUAL SHAREHOLDERS' MEETING ON THE WEB? Yes. A live IPTV or Windows Media Player broadcast of the meeting is scheduled for employees on Tuesday, June 17 at approximately 2 p.m. Central Standard Time. Prior to the employee-only broadcast, we will send out a companywide employee email with the link to access IPTV or Windows Media Player or to determine the location nearest you where the broadcast will be available.



CAN EL PASO EMPLOYEES ATTEND THE MEETING IF THEY ARE NOT VESTED
SHAREHOLDERS? WHAT ABOUT CONTRACT EMPLOYEES?
All El Paso employees are welcome to attend the meeting with their supervisor's permission, regardless of whether they are vested shareholders of our company (meaning that the employee holds restricted common stock that has not yet vested). Employees must bring their company badge to the meeting for admittance.

Contract employees can attend the meeting only if they are shareholders. Contractors who were record holders of El Paso common stock on May 2, 2003 must bring to the meeting valid government-issued personal identification (such as a driver's license or passport). If a broker, bank, or other nominee was the record holder of the contractor's shares, the contractor will also need to bring proof that he or she owned El Paso stock at the close of business on May 2. For more information, see pages 14-15 of the Definitive Proxy Statement at www.elpaso.com/Investors/SEC filing/05/09/03 DEFC14A Definitive Proxy Statement.



CAN EMPLOYEES SHOW THEIR EL PASO BADGE TO ATTEND THE MEETING, OR WILL WE NEED TO BRING SOMETHING ELSE?
As mentioned in the previous answer, employees only need to show their company badge to representatives at the meeting's registration table to attend.



IF WE HAVE PURCHASED STOCK THROUGH NUMEROUS PLANS LIKE THE RETIREMENT SAVINGS PLAN (RSP), MUTUAL FUNDS, AND/OR INDEPENDENT BROKERS, CAN WE SEND IN JUST ONE PROXY CARD, OR DO WE NEED TO SEND IN MORE THAN ONE CARD?
Many El Paso employees hold stock under several plans including the RSP, restricted share programs, personal accounts, brokerage accounts, and others. If you hold shares in multiple accounts, you need to sign, date, and return ONE proxy card for EACH account.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

On May 12, 2003, El Paso Corporation began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read El Paso's proxy statement as it contains important information.

Shareholders may obtain an additional copy of El Paso's definitive proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement are available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, P.O. Box 2511, Houston, TX 77252. In addition, copies of El Paso's proxy materials may be requested by contacting El Paso's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.
                                                ---------------------------

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in El Paso's definitive proxy statement.